Exhibit 1.01 to Form SD

NORTONLIFELOCK INC.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1 TO DECEMBER 31, 2019

This Conflict Minerals Report has been prepared by NortonLifeLock Inc. (formerly known as Symantec Corporation and herein referred to, alternatively, as “NortonLifeLock,” “we” and “our”). NortonLifeLock changed its name from Symantec Corporation to NortonLifeLock Inc. on November 4, 2019. This Conflict Minerals Report for the reporting period January 1 to December 31, 2019 is presented to comply with the final Conflict Minerals implementing rules (the “Conflict Minerals Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Conflict Minerals Rules were adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Conflict Minerals Rules impose certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold (“3TG”).

To comply with the Conflict Minerals Rules, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of Congo (“DRC”) or adjoining countries (collectively, the “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, NortonLifeLock is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein. Furthermore, given that NortonLifeLock has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

Founded in 1982, NortonLifeLock has evolved to become a global leader in Cyber Safety. In November 2019, Symantec Corporation sold certain of its enterprise security assets to Broadcom Inc. (the “Broadcom Sale”).

Other than the information expressly set forth in this report, the information contained or referred to on our website is not part of this report.

II.	Products Overview

NortonLifeLock’s Cyber Safety solutions (delivered via Norton and LifeLock brands) help consumers protect their information, identity, devices, and networks at home and online. All tier one suppliers of physical products that were manufactured in 2019 (whether before or after the consummation of the Broadcom Sale) are considered in-scope suppliers, and are referred to herein as “suppliers.” These suppliers manufacture (i) appliances and (ii) tokens.

III.	Supply Chain Overview

All of NortonLifeLock’s product manufacturing is outsourced to Subcontract Manufacturing and Logistic Partners. Our 2019 suppliers are located in North America, South America, EMEA, Russia and Asia. NortonLifeLock distributed the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (the “Survey”) to 11 suppliers, and nine of those suppliers responded. As of April 9, 2020, these suppliers had identified 338 3TG smelter or refiner facilities from which they sourced Conflict Minerals, and 330 of those facilities had successfully completed an assessment against the applicable RMI Responsible Minerals Assurance Process (“RMAP') standard or an equivalent cross-recognized assessment.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our product categories and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

•	Our appliance and token products contain Conflict Minerals that are necessary to the production or functionality of such products; and

•	We are unable to determine whether the Conflict Minerals present in such products originate in the Covered Countries.

We are therefore required pursuant to the Conflict Minerals Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

NortonLifeLock designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- affected and High-Risk Areas and the supplements thereto.

VI.	Due Diligence Measures Performed by NortonLifeLock

Step #1: Establish Strong Company Management Systems

•	NortonLifeLock maintains a policy on Conflict Minerals (the “Policy”). The Policy can be viewed at
https://www.nortonlifelock.com/about/corporate-responsibility/resources/corporate-responsibility-policies. The Policy has been communicated to relevant personnel, and it is available to all NortonLifeLock employees and the public via NortonLifeLock’s website.

•	NortonLifeLock’s Conflict Minerals Team (the “Team”) is responsible for Conflict Minerals due diligence, governance and reporting. The Team consists of representatives from Global Supply Chain Management, Finance, Legal and Corporate Responsibility, all of whom have experience and expertise with respect to the requirements of the Conflict Minerals Rules, and is supported by external consultants. Oversight of NortonLifeLock’s Conflict Minerals due diligence, governance and reporting is exercised by the Disclosure Committee and the Nominating and Governance Committee of the Company’s Board of Directors. The Team is supported by a member of NortonLifeLock’s Senior Management Team.

•	To make training regarding Conflict Minerals compliance available to suppliers, NortonLifeLock refers suppliers to the RMI’s website at www.responsiblemineralsinitiative.org/training-and-resources, which contains Conflict Minerals training materials and resources for suppliers.

•	NortonLifeLock’s Policy is available to existing suppliers and was made available to new suppliers as part of the “new supplier” onboarding process. In addition, NortonLifeLock incorporated a provision requiring compliance with the Conflict Minerals Rules and the Policy into (i) new supplier agreements and (ii) existing supplier agreements when such agreements were negotiated for renewal.

•	Pursuant to the Policy, concerned parties may contact NortonLifeLock regarding complaints related to Conflict Minerals compliance by contacting NortonLifeLock’s Ethics Line via telephone by choosing a number from https://secure.ethicspoint.com/domain/media/en/gui/28771/index.html or by sending an e-mail to the Office of Ethics and Compliance at ethicsandcompliance@nortonlifelock.com. Suppliers may also contact their supply chain representative in their region.

•	All documentation and records, including all material communications with suppliers, are retained electronically for a period of five (5) years.

Step #2: Identify and Assess Risk in the Supply Chain

•	NortonLifeLock maintains a Conflict Minerals Compliance Program (the “Program”) that outlines the process for supplier due diligence and engagement.

•	The Program includes the identification of the suppliers that provide inputs to NortonLifeLock’s products that may contain Conflict Minerals. This analysis is performed on an annual basis, as well as through the ongoing supplier approval and onboarding process, with data pulled from the global supplier database.

•	The Corporate Responsibility Team works with Global Supply Chain Management, Legal and Finance to determine the enterprise reporting entity for compliance purposes. This includes the determination of whether any of NortonLifeLock’s subsidiaries, joint ventures, or acquired companies are in-scope or out-of-scope for the respective reporting year pursuant to the Conflict Minerals Rules.

•	On an annual basis, any new subsidiaries and joint ventures are evaluated for inclusion as an in-scope entity for the purposes of compliance with the Conflict Minerals Rules.

•	For acquisitions, due diligence is conducted to determine whether the newly acquired organization is subject to the Conflict Minerals Rules.

•	For out-of-scope entities, if the entity supplies NortonLifeLock in-scope entities with products NortonLifeLock contracts to manufacture, then the entity is considered a supplier and is surveyed as part of the RCOI process.

•	The Survey is emailed annually by the Global Supply Chain Team to all in-scope suppliers along with an introductory email.

Step #3: Design and Implement a Strategy to Respond to Identified Risks

•	NortonLifeLock has designed a Due Diligence Decision Tree that sets forth steps to be taken to mitigate risk based on a supplier’s Survey responses. Suppliers are ranked for risk, ranging from Low to High, based upon red flags and issues raised by suppliers’ Survey responses (the “Risk Levels”).

Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	As a downstream actor in the supply chain, we do not have a direct relationship with the smelters and refiners that process the Conflict Minerals that are present in our products, and for this reason we rely on the RMI to conduct third-party audits of smelters and refiners.

Step #5: Report on Supply Chain Due Diligence

•	As required by the Conflict Minerals Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2019 reporting year. The Form SD and Conflict Minerals Report are also available on our website at https://www.nortonlifelock.com/about/corporate-responsibility/resources/corporate-responsibility-policies.

VII.	Supplier Survey Responses and Smelter and Refiner Information

The supplier Survey results were as follows:

•	82% of in-scope suppliers responded using the Survey.

•	100% of in-scope suppliers who responded provide products that contain Conflict Minerals.

•	78% of in-scope suppliers who responded source from the Covered Countries.

•	100% of in-scope suppliers who responded have a Conflict Minerals policy in place, and 67% of such in-scope suppliers have made their policy available to the public.

•	89% of in-scope suppliers who responded require their direct suppliers to be DRC conflict-free (as defined in the Survey).

•	100% of in-scope suppliers who responded have implemented due diligence measures for conflict-free sourcing.

•	100% of in-scope suppliers who responded collect conflict minerals due diligence information from their suppliers that is in conformance with the IPC-1755 Conflict Minerals Data Exchange Standard.

•	100% of in-scope suppliers who responded only require their direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third-party audit program.

•	89% of in-scope suppliers who responded review due diligence information received from their suppliers against their company’s expectations.

•	78% of in-scope suppliers who responded have a review process in place that includes corrective action management.

•	33% of in-scope suppliers who responded are subject to the Conflict Minerals Rules.

In addition, Addendum A to this Conflict Minerals Report contains smelter eligibility, audit and location information and a list of those smelters reported by our suppliers that appear on the RMI’s Standard Smelter List.

VIII.	Steps to Mitigate Risk

NortonLifeLock intends to take the following steps to mitigate the risk that its necessary Conflict Minerals benefit armed groups:

•	Follow up with suppliers to improve the quality of their Surveys and continue to engage with them to obtain complete Surveys in a timely manner;

•	Support the development of supplier capabilities to perform Conflict Minerals-related due diligence by means of the implementation of risk mitigation measures, as appropriate; and

•	provide ongoing training regarding emerging best practices and other relevant topics to NortonLifeLock personnel responsible for Conflict Minerals compliance.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on NortonLifeLock’s management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of NortonLifeLock’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including NortonLifeLock’s) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, unless expressly incorporated by reference herein.

Addendum A

The smelter information below was reported by NortonLifeLock suppliers using the RMI’s Conflict Minerals Reporting Template, Revision 5.12.

Data collection was completed between January 2020 and April 2020.

For more detail and the most current status of each smelter, please visit the RMI’s website at www.responsiblemineralsinitiative.org.

For the purposes of the table and chart immediately below, smelter eligibility status refers to whether or not the entity meets the definition of a smelter / refiner under the RMAP standards and is subsequently eligible for an audit; please refer to http://www.responsiblemineralsinitiative.org/members/database-field-definitions.

Smelter Eligibility Status	Definition
Alleged	Unknown if entity is a smelter / refiner; more research is needed; not included in the CMRT Standard Smelter List
Eligible	Meets the definition of a smelter / refiner; included in the CMRT Standard Smelter List
Not Eligible	Does not meet the definition of a smelter / refiner or is otherwise ineligible for the program; not included in the CMRT Standard Smelter List

Smelter Audit Status	Definition
Active	Engaged in the RMAP but not yet conformant
Communication Suspended – Not Interested	Facility has strongly communicated a lack of interest in participation in the RMAP
Communication Suspended – Temporarily Ceased Operation	Facility has temporarily ceased operations
Conformant	Audited and found conformant with the relevant RMAP standard
Due Diligence Vetting Process	Facility does not meet RMI’s requirements for participation according to the due diligence vetting process
In Communication	Not yet active but in communication with RMAP and/or member company
Non-Conformant	Audited but found not conformant with the relevant RMAP standard
Not Applicable	Not eligible for the RMAP
Outreach Required	Outreach needed by RMI member companies to contact entity and encourage its participation in RMAP audit
RMI Due Diligence Review – Unable to Proceed	For facilities that have not met the threshold for Due Diligence Vetting Process after a period of six months. Status may change if additional information is submitted.

2019 Smelter List

Metal	Smelter Name as Provided by Supplier	Country Location
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM